Q2 2019 May 9, 2019 Fellow shareholders, We are pleased to report another quarter of strong results. During the second quarter, we de- livered double-digit top-line growth while meaningfully improving our non-GAAP profitability. We achieved record Q2 revenue of $210 million which represented 13% growth year-over-year and a smaller adjusted EBITDA and net loss than the same quarter last year. •  We generated record Q2 revenue of $210 million, representing 13% growth year-over-year and 17% growth on a constant currency basis. •  We delivered an adjusted EBITDA loss of $3 million compared to a loss of $15 million last year. •  We realized a net loss of $23 million compared to a loss of $34 million last year. Our home theater portfolio showed particular strength thanks to Beam, with revenue growing 29% year-over-year. Revenue in our components category grew 33% year-over-year, thanks primarily to the global launch of Sonos Amp. The introduction of Sonos Architectural by So- nance speakers in February also contributed to revenue growth in the components category. Wireless speakers revenue declined 17% year-over-year primarily due to discontinuing PLAY:3 from the portfolio and declining PLAY:1 volumes. Our newest wireless speaker, Sonos One, continued its strong performance with 14% revenue growth year-over-year. Wireless speakers remains our largest category on an annual revenue basis and our product roadmap is focused on delivering new products in that category to balance and grow our overall portfolio. 1 Q2 FY2019

We continue to make progress toward our goal of delivering sustainable, profitable growth and exceeded our expectations in this quarter. Our focus on supply chain efficiency and mitigating component pressure helped us deliver a 43.0% quarterly gross margin. Our operating expens- es were 1.5% lower on a year-over-year basis as we continue to increase efficiency in sales and marketing, which declined by 17% year-over-year, while still delivering double-digit revenue growth in the quarter. This quarter we would like to highlight the much-anticipated launch of the Google Assistant on Sonos. We’ve been working on this for quite a while and are thrilled to be rolling it out next week. Through a software upgrade, Sonos One and Beam will support the Google Assistant in the U.S., with more markets to come over the next few months. This feature will truly elevate the customer experience and marks the first time that consumers will be able to buy a single smart speaker and get to choose which voice assistant they want to use. We think giving consumers choice is always the right decision, and we anticipate this philosophy will be adopted in the industry over time. We are also continuing to expand our partnership ecosystem. We launched an architectural outdoor speaker with Sonance in April. Outdoor capabilities have long been requested by our customers, and this partnership represents a strong first step as we broaden our offerings outside of the home. We are also launching two products in partnership with IKEA. We are ex- cited to bring our hardware and software expertise to their customers at attractive price points. These products are expected to launch for sale in IKEA retail locations in August, and we will provide additional updates in our Q3 shareholder letter. 2 Q2 FY2019

FY 2019 outlook Our FY2019 outlook remains consistent with the annual guidance we issued in our November shareholder letter. We continue to be incredibly excited about the path Sonos is on as we build the brand, execute on our product mission and drive profitable growth. We hope you enjoy the Google Assistant experience on the Sonos platform, and we look forward to continuing to deliver on our product and customer experience promise. Patrick Spence CEO P.S. Our playlist this quarter is inspired by the upcoming launch of the Google Assistant on Sonos. Now Playing at Sonos 3 Q2 FY2019

Financial summary

Q2 FY2019 results (three months ended March 30, 2019)

Revenue

In Q2 FY2019 we sold 785,291 products, representing 1% growth year-over-year, and generated $210 million in revenue. This product growth translated into a 13% increase in revenue compared to Q2 FY2018 and 17% growth on a constant currency basis.[1] In Q2 FY2019, the largest drivers impacting our year-over-year revenue growth were the Sonos Beam, Sub and Amp. Beam's continued strength contributed to a 57% increase in home theater speaker products sold and a 29% increase in home theater speakers revenue. The Sonos Amp, which became generally available in Q2 FY2019 after a limited supply introduction in Q1, reinvigorated the components category, driving 19% unit growth and 33% revenue growth in the quarter.

As anticipated, wireless speaker products sold decreased 16% and revenue declined 17% compared to Q2 FY2018 due to discontinuing PLAY:3 from our product portfolio and a decline in PLAY:1 as volume mix shifted to Sonos One. Revenue growth of 14% from Sonos One and 21% from PLAY:5 partially offset these declines.

	Three months ended		Six months ended	
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
(dollars in thousands)				
Wireless speakers	$71,499	$85,933	$297,368	$359,318
Home theater speakers	89,006	68,790	299,243	217,220
Components	38,499	28,977	89,405	71,247
Other	11,169	3,020	20,528	7,885
Total revenue	$210,173	$186,720	$706,544	$655,670

Gross margin

Our gross margin of 43.0% exceeded our quarterly expectations. Despite a significant mix shift to recently launched products such as Beam, AMP and Sonos One, gross margin was only 60 basis points lower on a year-over-year basis due to supply chain efficiency and progress in mitigating component pricing pressure. From a sequential perspective, Q2 FY2019 gross margin was 370 basis points higher than that of Q1 FY2019 due to favorable product mix and a reduction in seasonal promotional activity. Our fiscal year-to-date gross margin results are a key driver of our adjusted EBITDA outperformance.

During Q2, we began shipping the second generation of our Sonos One product. The second generation of this product was not intended to introduce new features or design, but rather was the result of cost reduction efforts of our engineering team. Through the re-design process, we were able to materially reduce the cost of materials for Sonos One. We expect to begin seeing the benefit of improved gross margins on this product in future periods. This cost-reduction activity is in line with our typical product lifecycle. We launch a product at its lowest gross margin and then work to reduce costs both in a linear fashion from scale and component cost reductions and in a step-down fashion from more substantial product re-designs.

4 Q2 FY2019

[1] We calculate constant currency growth percentages by translating our prior-period financial results using the current period average currency exchange rates and comparing these amounts to our current period reported results.

Operating expenses Our operating expenses in Q2 FY2019 were $113.4 million, representing 53.9% of revenue for the period compared to 61.6% of revenue last year. Lower operating expenses were primarily driven by a $9.9 million, or 16.6%, reduction in sales and marketing spend. Sales and market- ing spend continues to benefit from reorganization efforts completed in FY2018 and reduced marketing program spend as we have shifted our focus from traditional paid media to more efficient digital platforms and the direct-to-consumer channel. Compared to Q2 FY2018, sales and marketing expense in Q2 FY2019 declined as a percentage of revenue by 8.2 percentage points to 23.5% of revenue. Research and development spend in Q2 FY2019 increased by $4.8 million, or 13.7%, compared to Q2 FY2018 as we continued to invest in our team, increasing average headcount by 9%, to help deliver our pipeline of new products to fuel our future growth. General and administrative expenses increased by $3.3 million and remained relatively consistent as a percentage of sales at approximately 11% of sales, reflecting the investments we have made in personnel neces- sary to support a public company offset by leverage in fixed costs. Q&A conference call webcast – 5 p.m. EST on May 9, 2019 The Company will host a webcast of its conference call and Q&A related to Q2 FY2019 results on May 9, 2019 at 5:00 p.m. Eastern Daylight Time (2:00 p.m. Pacific Daylight Time). Partici- pants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx. An archived webcast of the con- ference call will also be available at https://investors.sonos.com/news-and-events/default.aspx following the call. The conference call may also be accessed by dialing (877) 683-0503, with conference ID 3185224. Participants outside the U.S. can dial toll-free (647) 689-5442. 5 Q2 FY2019

Condensed consolidated statements of operations and comprehensive income (loss) (unaudited, in thousands, except share and per share amounts) Three Months Ended Six Months Ended March 30, March 31, March 30, March 31, 2019 2018 2019 2018 Revenue $ 210,173 $ 186,720 $ 706,544 $ 655,670 Cost of revenue 119,760 105,379 420,842 378,128 Gross profit 90,413 81,341 285,702 277,542 Operating expenses Research and development 40,080 35,237 77,175 68,766 Sales and marketing 49,371 59,233 115,223 153,258 General and administrative 23,900 20,585 47,724 42,959 Total operating expenses 113,351 115,055 240,122 264,983 Operating income (loss) (22,938) (33,714) 45,580 12,559 Other income (expense), net Interest income (expense), net 611 (1,085) 213 (2,250) Other income (expense), net (710) 2,808 (4,708) 3,429 Total other income (expense), net (99) 1,723 (4,495) 1,179 Income (loss) before provision for (benefit from) income taxes (23,037) (31,991) 41,085 13,738 Provision for (benefit from) income taxes (213) 601 2,242 633 Net income (loss) $ (22,824) $ (32,592) $ 38,843 $ 13,105 Net income (loss) attributable to common stockholders - basic $ (22,824) $ (32,592) $ 38,843 $ 3,753 Net income (loss) attributable to common stockholders - diluted $ (22,824) $ (32,592) $ 38,843 $ 4,028 Net income (loss) per share attributable to common stockholders - basic $ (0.22) $ (0.55) $ 0.38 $ 0.06 Net income (loss) per share attributable to common stockholders - diluted $ (0.22) $ (0.55) $ 0.35 $ 0.05 Weighted-average shares used in computing net income (loss) per share attributable to common stockholders - basic 102,331,529 59,606,879 101,239,817 59,189,760 Weighted-average shares used in computing net income (loss) per share attributable to common stockholders - diluted 102,331,529 59,606,879 111,474,057 73,365,673 Total comprehensive income (loss) Net income (loss) $ (22,824) $ (32,592) $ 38,843 $ 13,105 Change in foreign currency translation adjustment, net of tax 660 (17) 1,169 362 Comprehensive income (loss) $ (22,164) $ (32,609) $ 40,012 $ 13,467 6 Q2 FY2019

Condensed consolidated balance sheets (unaudited, dollars in thousands, except par values) As of March 30, September 29, 2019 2018 Assets Current assets: Cash and cash equivalents $ 295,276 $ 220,930 Restricted cash 183 190 Accounts receivable, net of allowances 64,130 73,214 Inventories 103,725 193,193 Prepaids and other current assets 15,485 10,073 Total current assets 478,799 497,600 Property and equipment, net 71,559 85,371 Deferred tax assets 474 941 Other noncurrent assets 3,508 3,586 Total assets $ 554,340 $ 587,498 Liabilities and stockholders’ equity Current liabilities: Accounts payable $ 86,074 $ 195,159 Accrued expenses 31,945 38,687 Accrued compensation 26,946 33,371 Short-term debt 10,000 6,667 Deferred revenue 12,914 11,615 Other current liabilities 17,914 10,858 Total current liabilities 185,793 296,357 Long-term debt 29,801 33,097 Deferred revenue 42,319 39,352 Other noncurrent liabilities 9,558 10,334 Total liabilities 267,471 379,140 Stockholders’ equity: Common stock, $0.001 par value 106 101 Treasury stock (11,638) (11,072) Additional paid-in capital 463,677 424,617 Accumulated deficit (164,768) (203,611) Accumulated other comprehensive loss (508) (1,677) Total stockholders’ equity 286,869 208,358 Total liabilities and stockholders’ equity $ 554,340 $ 587,498 7 Q2 FY2019

Condensed consolidated statements of cash flows (unaudited, in thousands) Six Months Ended March 30, March 31, 2019 2018 Cash flows from operating activities Net income $ 38,843 $ 13,105 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation 18,964 18,887 Stock-based compensation expense 20,118 19,065 Other 1,607 337 Deferred income taxes 441 146 Foreign currency transaction (gain) loss 2,300 (2,248) Changes in operating assets and liabilities: Accounts receivable, net 7,933 12,081 Inventories, net 86,814 27,979 Other assets (5,433) (2,095) Accounts payable and accrued expenses (111,227) (75,692) Accrued compensation (6,205) (9,340) Deferred revenue 4,562 3,659 Other liabilities 6,388 (1,297) Net cash provided by operating activities 65,105 4,587 Cash flows from investing activities Purchases of property and equipment (8,087) (21,870) Net cash used in investing activities (8,087) (21,870) Cash flows from financing activities Proceeds from borrowings, net of borrowing costs — 30,000 Repayments of borrowings — (30,000) Payments for purchase of treasury stock (566) (792) Proceeds from exercise of common stock options 18,947 4,356 Payments of offering costs (585) (1,288) Net cash provided by financing activities 17,796 2,276 Effect of exchange rate changes on cash, cash equivalents and restricted cash (475) 2,224 Net increase (decrease) in cash, cash equivalents and restricted cash 74,339 (12,783) Cash, cash equivalents and restricted cash Beginning of period 221,120 130,788 End of period $ 295,459 $ 118,005 Supplemental disclosure Cash paid for interest $ 1,244 $ 2,383 Cash paid for taxes, net of refunds $ 1,941 $ 503 Supplemental disclosure of non-cash investing and financing activities Purchases8 Q2 FY2019 of property and equipment in accounts payable and accrued expenses $ 2,426 $ 3,133 Deferred offering costs in accounts payable and accrued expenses $ — $ 1,125

Stock-based compensation (unaudited, in thousands) Three Months Ended Six Months Ended March 30, 2019 March 31, 2018 March 30, 2019 March 31, 2018 Cost of revenue $ 218 $ 51 $ 403 $ 107 Research and development 4,284 3,384 7,888 6,766 Sales and marketing 3,128 4,037 5,809 8,022 General and administrative 3,456 2,056 6,018 4,170 Total stock-based compensation expense $ 11,086 $ 9,528 $ 20,118 $ 19,065 Non-GAAP reconciliation (unaudited, dollars in thousands) Three Months Ended Six Months Ended March 30, March 31, March 30, March 31, 2019 2018 2019 2018 (in thousands, except percentages) Net income (loss) $ (22,824) $ (32,592) $ 38,843 $ 13,105 Depreciation 9,095 9,341 18,964 18,887 Stock-based compensation expense 11,086 9,528 20,118 19,065 Interest (income) expense, net (611) 1,085 (213) 2,250 Other (income) expense, net 710 (2,808) 4,708 (3,429) Provision for (benefit from) income taxes (213) 601 2,242 633 Adjusted EBITDA $ (2,757) $ (14,845) $ 84,662 $ 50,511 Revenue $ 210,173 $ 186,720 $ 706,544 $ 655,670 Adjusted EBITDA margin (1.3)% (8.0)% 12.0% 7.7% 9 Q2 FY2019

Use of non-GAAP measures We have provided in this letter financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”). These non-GAAP financial mea- sures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help iden- tify underlying trends in our business that could otherwise be masked by the effect of the ex- penses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall under- standing of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the rec- onciliation of these non-GAAP financial measures to their nearest U.S. GAAP financial equiva- lents provided in the financial statement tables above. We define adjusted EBITDA as net income (loss) adjusted to exclude the impact of deprecia- tion, stock-based compensation expense, interest expense, net, other income (expense), net and provision for (benefit from) income taxes. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the vari- ability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing fu- ture periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quar- ter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supple- mental information about our outlook. 10 Q2 FY2019

Forward looking statements This letter contains forward-looking statements that involve risks and uncertainties. These for- ward-looking statements include statements regarding our outlook for the fiscal year ending September 28, 2019 and long-term outlook, long-term focus, financial, growth and business strategies and opportunities, growth metrics, product launches, new partnerships and platform features, improvements in gross margins and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to our ability to successfully introduce new products and maintain the success of our existing products; the success of our financial, growth and business strategies; the success of new partnerships and additions to our platform; our ability to meet growth targets; our ability to reduce costs and to cost-ef- fectively improve our products; the success of our efforts to expand our direct-to-consum- er channel and improve brand awareness; our expectations of seasonality and other factors causing variability in our financial results; our ability to manage our international expansion; and the other risk factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2018 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this letter, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners. 11 Q2 FY2019